Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 8-K/A and in the Registration Statements on Forms S-8 (333-08609, 333-117791 and 333-115054) and Form S-3 (333-156872), and Form S-3D (333-115975), filed by Green Bankshares, Inc., of the Annual Report-10K filed by Capital Bank Corporation, for the year ended December 31, 2010, which includes our report dated March 15, 2011 on the financial statements of Capital Bank Corporation at and for the year ended December 31, 2010.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

November 17, 2011